UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

ONE EARTH ENERGY, LLC
(Exact name of registrant as specified in its charter)

Illinois	333-135729	20-3852246
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 N. Jordan Drive, Gibson City, IL	60936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 784-5321

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2010, the Board of Directors appointed Larry Brees to the position of Chief Financial Officer of the Registrant. Mr. Brees was previously serving as the Controller of the Registrant and will continue his duties as Controller in addition to the Chief Financial Officer responsibilities. This appointment was made in response to Mr. Brees’ anticipated involvement with the Registrant’s preparation and filing of periodic reports with the Securities and Exchange Commission (“SEC”). Jack Murray previously served as the Chief Financial Officer of the Registrant, and will continue to serve as a Director, however, given that Mr. Murray will not be as involved in the day-to-day preparation of reports to be filed with the SEC, the Board of Directors determined the delegation of Chief Financial Officer role should be delegated to Mr. Brees. There were not any material amendments to Mr. Brees’ employment or compensation arrangements with the Registrant as a result of this appointment.

Larry Brees, 54, is currently the Controller for the Registrant, a position he has been in since 2007, and will serve as the Chief Financial Officer until a successor is appointed or assigned. Previously, Mr. Brees served as the Chief Financial Officer for E Energy Adams also during 2007, and served as the Controller of Big River Resources from 2004 through 2007.

Item 7.01 Regulation FD Disclosure and Item 8.01 Other Information.

On September 14, 2010, the Registrant sent a newsletter to its unit holders. The newsletter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure and Item 8.01 Other Information. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description
99.1	Newsletter for One Earth Energy, LLC dated September 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE EARTH ENERGY, LLC

Date: September 14, 2010	/s/ Steve Kelly

Steve Kelly President